UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 24, 2005

CNS, Inc.
 (Exact name of Registrant as Specified in its Charter)

Delaware
 (State Or Other Jurisdiction Of Incorporation)

0-16612	41-1580270
(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Smetana Lane
Eden Prairie, MN	55344
(Address Of Principal Executive Offices)	(Zip Code)

(952) 229-1500
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 7 are not applicable and therefore omitted.

Item 1.01	Entry Into A Material Definitive Agreement.

On October 24, 2005, the Board of Directors of CNS, Inc. (the “Company”) approved increases in meeting fees and retainers payable to non-employee directors. The increases in non-employee director compensation were recommended by the Governance Committee of the Board.

With respect to meetings after October 1, 2005, non-employee directors will be paid $1,000 per day per board meeting and $750 per committee meeting. Additionally, each non-employee director will receive an annual retainer of $18,000 per year and each chair of a committee of the Board will also receive an additional annual retainer of $4,000 per year. Consistent with the Company’s past practice, each director will also continue to be reimbursed for expenses associated with attending board of directors meetings.

Item 2.02	Results Of Operations And Financial Condition.

The Company hereby furnishes a press release issued on October 27, 2005 disclosing material non-public information regarding its results of operations for the quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On October 26, 2005, the Company issued a press release, attached hereto as Exhibit 99.2, announcing a six-cent per share quarterly dividend payable December 2, 2005 to shareholders of record as of November 18, 2005.

On October 26, 2005, the Company issued a press release, attached hereto as Exhibit 99.3, announcing two new FiberChoice brand products.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description
99.1	Press Release issued on October 27, 2005.
99.2	Press Release issued on October 26, 2005.
99.3	Press Release issued on October 27, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNS, INC.

	By:	/s/ Marti Morfitt

Marti Morfitt President and Chief Executive Officer
Date: October 27, 2005